Exhibit 99.1
Zoom Video Communications Reports Third Quarter Results for Fiscal Year 2020
•Third quarter total revenue of $166.6 million, up 85% year-over-year
•Number of customers contributing more than $100,000 in TTM revenue up 97% year-over-year
San Jose, California – December 5, 2019 – Zoom Video Communications, Inc. (NASDAQ: ZM), a provider of video-first unified communications, today announced financial results for the quarter ended October 31, 2019.

“Our third quarter was another strong performance for Zoom. Our execution helped drive revenue growth of 85% with increased non-GAAP profitability year-over-year and free cash flow of $54.7 million. This execution also drove 67% growth in the number of customers with more than 10 employees and 97% growth of in the number of customers contributing more than $100K of TTM revenue,” said Eric S. Yuan, founder and chief executive officer of Zoom.

Yuan added, “In Q3, we hosted our premier customer event, Zoomtopia, with more than 2,600 registered guests, up 80% year-over-year. During the event, our customers shared their stories of how frictionless Zoom experiences are driving productivity and delivering happiness with both internal and external stakeholders. Also, at Zoomtopia, we were proud to announce expansions to our platform including our new Zoom Rooms Appliance Program, expanded Zoom Phone service and capabilities, and the growth of our App Marketplace. Our customers tell us that Zoom ‘just works,’ and with these new innovations we empower teams to do even more with video communications.”
Third Quarter Fiscal 2020 Financial Highlights:
•Revenue: Total revenue for the quarter was $166.6 million, up 85% year-over-year.
•Income/Loss from Operations and Operating Margin: GAAP loss from operations for the quarter was $1.7 million, compared to GAAP loss from operations of $1.1 million in the third quarter of fiscal 2019. After adjusting for stock-based compensation expense and related payroll taxes, non-GAAP income from operations for the third quarter was $21.3 million, up from $1.6 million in the third quarter of fiscal 2019. For the third quarter, GAAP operating margin was (1.0)% and non-GAAP operating margin was 12.8%.
•Net Income and Net Income Per Share: GAAP net income attributable to common stockholders for the quarter was $2.2 million, or $0.01 per share, compared to GAAP net loss attributable to common stockholders of $0.6 million, or $(0.01) per share in the third quarter of fiscal 2019.
Non-GAAP net income for the quarter was $25.2 million, after adjusting for stock-based compensation expense and related payroll taxes and undistributed earnings attributable to participating securities, and non-GAAP net income per share was $0.09. In the third quarter of fiscal 2019, non-GAAP net income was $2.1 million, or $0.01 per share. The non-GAAP weighted average share count has been adjusted to reflect the shares of Class A common stock issued in connection with the Initial Public Offering (IPO), including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
•Cash: Total cash, cash equivalents, and marketable securities as of October 31, 2019 was $811.4 million.
•Cash Flow: Net cash provided by operating activities was $61.9 million for the quarter, compared to $18.2 million in the third quarter of fiscal 2019. Free cash flow was $54.7 million, compared to $10.1 million in the third quarter of fiscal 2019.
Customer Metrics: Drivers of total revenue include acquiring new customers and expanding across existing customers. At the end of the third quarter of fiscal 2020, Zoom had:
•Approximately 74,100 customers with more than 10 employees, up approximately 67% from the same quarter last year.
•546 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 97% from the same quarter last year.

•A trailing 12-month net dollar expansion rate in customers with more than 10 employees above 130% for the 6th consecutive quarter.
Financial Outlook: Zoom is providing the following guidance for its fourth quarter fiscal 2020 and its full year fiscal 2020.
•Fourth Quarter Fiscal 2020: Total revenue is expected to be between $175.0 million and $176.0 million and non-GAAP income from operations is expected to be between $17.0 million and $18.0 million. Q4 non-GAAP EPS is expected to be approximately $0.07 with approximately 296 million non-GAAP weighted average shares outstanding.
•Full Year Fiscal 2020: Total revenue is expected to be between $609.0 million and $610.0 million and non-GAAP income from operations is expected to be between $67.0 million and $68.0 million. Full year non-GAAP EPS is expected to be approximately $0.27 with approximately 293 million non-GAAP weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, are included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on December 5, 2019 at 2:30p.m. Pacific Time / 5:30 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom Video Communications, Inc. (NASDAQ: ZM) brings teams together to get more done in a frictionless video environment. Our easy, reliable, and innovative video-first unified communications platform provides video meetings, voice, webinars, and chat across desktops, phones, mobile devices, and conference room systems. Zoom helps enterprises create elevated experiences with leading business app integrations and developer tools to create customized workflows. Founded in 2011, Zoom is headquartered in San Jose, California with offices around the world. Visit zoom.com.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and growth rates, our financial outlook, our plans and objectives for future operations, growth, initiatives, or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers and hosts, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our co-located data centers, and failures in internet infrastructure or interference with broadband access could cause current or potential users to believe that our systems are unreliable. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the quarter ended October 31, 2019.  Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, and undistributed earnings attributable to participating securities. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
In order to calculate non-GAAP net income per share, basic and diluted, Zoom uses a non-GAAP weighted-average share count. Zoom defines non-GAAP weighted-average shares used to compute non-GAAP net income per share, basic and diluted, as GAAP weighted average shares used to compute net income per share attributable to common stockholders, basic and diluted, adjusted to reflect the common stock issued in connection with the IPO, including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (ARR) from all customers with more than 10 employees as of 12 months prior (Prior Period ARR). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. We then calculate the ARR from these customers as of the current period end (Current Period ARR), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Press Relations
Priscilla Barolo
Manager, Communications for Zoom
press@zoom.us
Investor Relations
Tom McCallum

Head of Investor Relations for Zoom
408.675.6738
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	As of
	October 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$230,874	$63,624
Marketable securities	580,526	112,777
Accounts receivable, net	95,770	63,613
Deferred contract acquisition costs, current	39,609	26,453
Prepaid expenses and other current assets	72,620	10,252
Total current assets	1,019,399	276,719
Deferred contract acquisition costs, noncurrent	40,792	29,063
Property and equipment, net	53,848	37,275
Operating lease right-of-use assets	53,308	—
Other assets, noncurrent	20,710	11,508
Total assets	$1,188,057	$354,565
Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,202	$4,963
Accrued expenses and other current liabilities	128,064	32,256
Deferred revenue, current	186,537	115,122
Total current liabilities	317,803	152,341
Deferred revenue, noncurrent	15,062	10,651
Operating lease liabilities, noncurrent	50,132	—
Other liabilities, noncurrent	32,543	39,460
Total liabilities	415,540	202,452

Convertible preferred stock	—	159,552

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	275	89
Additional paid-in capital	786,778	17,760
Accumulated other comprehensive income (loss)	651	(135)
Accumulated deficit	(15,187)	(25,153)
Total stockholders’ equity (deficit)	772,517	(7,439)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$1,188,057	$354,565

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $10.8 million and $7.2 million as of October 31, 2019 and January 31, 2019, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue	$166,593	$90,121	$434,407	$224,717
Cost of revenue	30,845	16,843	82,849	41,476
Gross profit	135,748	73,278	351,558	183,241
Operating expenses:
Research and development	17,573	8,893	46,410	22,206
Sales and marketing	96,048	53,454	239,741	130,769
General and administrative	23,806	11,994	63,264	29,591
Total operating expenses	137,427	74,341	349,415	182,566
(Loss) income from operations	(1,679)	(1,063)	2,143	675
Interest income, net	3,231	477	6,753	1,376
Other income, net	978	128	2,921	214
Net income (loss) before provision for income taxes	2,530	(458)	11,817	2,265
Provision for income taxes	319	140	1,851	378
Net income (loss)	2,211	(598)	9,966	1,887
Undistributed earnings attributable to participating securities	(4)	—	(2,493)	(1,887)
Net income (loss) attributable to common stockholders	$2,207	$(598)	$7,473	$—

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$(0.01)	$0.03	$0.00
Diluted	$0.01	$(0.01)	$0.03	$0.00
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	273,316,850	85,645,323	219,295,445	83,198,339
Diluted	292,771,122	111,000,300	241,512,569	109,303,996

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$2,211	$(598)	$9,966	$1,887
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	21,795	2,652	46,532	4,627
Amortization of deferred contract acquisition costs	9,913	5,715	25,939	14,362
Depreciation and amortization	4,415	1,841	11,589	4,459
Amortization of operating lease right-of-use assets	1,724	—	4,840	—
Provision for accounts receivable allowances	1,283	437	3,976	1,493
Other	(1,063)	(21)	(1,577)	17
Changes in operating assets and liabilities:
Accounts receivable	(1,525)	(5,175)	(36,886)	(27,775)
Prepaid expenses and other assets	1,158	(2,318)	(22,439)	(6,450)
Deferred contract acquisition costs	(17,124)	(10,107)	(50,824)	(32,875)
Accounts payable	1,665	575	(1,118)	369
Accrued expenses and other liabilities	18,562	8,083	53,485	22,644
Deferred revenue	20,345	17,147	76,579	52,583
Operating lease liabilities, net	(1,429)	—	(4,724)	—
Net cash provided by operating activities	61,930	18,231	115,338	35,341
Cash flows from investing activities:
Purchases of marketable securities	(150,620)	(18,883)	(629,107)	(49,159)
Maturities of marketable securities	113,200	19,792	164,140	43,547
Purchases of property and equipment	(7,195)	(8,094)	(28,132)	(18,121)
Purchase of equity investment	(3,000)	—	(3,000)	—
Net cash used in investing activities	(47,615)	(7,185)	(496,099)	(23,733)
Cash flows from financing activities:
Proceeds from initial public offering and private placement, net of underwriting discounts and commissions and other offering costs	(455)	—	542,492	—
Proceeds from international employee stock sales to be remitted to employees and tax authorities	48,547	—	48,547	—
Proceeds from exercise of stock options, net of repurchases	3,393	2,138	5,584	2,714
Proceeds from issuance of convertible promissory notes and derivatives	—	15,000	—	15,000
Principal payments on capital lease obligations	—	—	—	(92)
Net cash provided by financing activities	51,485	17,138	596,623	17,622
Net increase in cash, cash equivalents, and restricted cash	65,800	28,184	215,862	29,230
Cash, cash equivalents, and restricted cash – beginning of period	216,030	37,867	65,968	36,821
Cash, cash equivalents, and restricted cash – end of period	$281,830	$66,051	$281,830	$66,051

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
GAAP (loss) income from operations	$(1,679)	$(1,063)	$2,143	$675
Add:
Stock-based compensation expense and related payroll taxes	22,948	2,652	48,079	4,627
Non-GAAP income from operations	$21,269	$1,589	$50,222	$5,302

GAAP net income (loss) attributable to common stockholders	$2,207	$(598)	$7,473	$—
Add:
Stock-based compensation expense and related payroll taxes	22,948	2,652	48,079	4,627
Undistributed earnings attributable to participating securities	4	—	2,493	1,887
Non-GAAP net income	$25,159	$2,054	$58,045	$6,514

GAAP net income (loss) per share - basic and diluted:
GAAP net income (loss) per share - basic	$0.01	$(0.01)	$0.03	$0.00
GAAP net income (loss) per share - diluted	$0.01	$(0.01)	$0.03	$0.00
Non-GAAP net income per share - basic	$0.09	$0.01	$0.22	$0.03
Non-GAAP net income per share - diluted	$0.09	$0.01	$0.20	$0.02

GAAP weighted-average shares used to compute net income (loss) per share - basic	273,316,850	85,645,323	219,295,445	83,198,339
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	152,665,804	50,116,650	152,665,804
Non-GAAP weighted-average shares used to compute net income per share - basic	273,316,850	238,311,127	269,412,095	235,864,143

GAAP weighted-average shares used to compute net income (loss) per share - diluted	292,771,122	111,000,300	241,512,569	109,303,996
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	152,665,804	50,116,650	152,665,804
Non-GAAP weighted-average shares used to compute net income per share - diluted	292,771,122	263,666,104	291,629,219	261,969,800

Net cash provided by operating activities	$61,930	$18,231	$115,338	$35,341
Less:
Purchases of property and equipment	(7,195)	(8,094)	(28,132)	(18,121)
Free cash flow (non-GAAP)	$54,735	$10,137	$87,206	$17,220
Net cash used in investing activities	$(47,615)	$(7,185)	$(496,099)	$(23,733)
Net cash provided by financing activities	$51,485	$17,138	$596,623	$17,622